Exhibit 23.2

March 26, 2024

CONSENT OF QUALIFIED PERSON

Re: Form 10-K of Perpetua Resources Corp. (the “Company”)

I, Christopher Dail, hereby consent to the use of and reference to my name, Christopher Dail, AIPG CPG #10596, and the information that I reviewed and approved, as described or incorporated by reference in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and (ii) the Company’s Registration Statements on Form S-8 (Registration No. 333-256925 and 333-255147) and Form S-3 (Registration No. 333-266071), filed with the U.S. Securities and Exchange Commission.

By:	/s/ Christopher Dail

Name:	Christopher Dail